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EXHIBIT NO. 12.1 -- COMPUTATION OF EARNINGS TO FIXED CHARGES

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
                                         Year            Year            Year        9 1/2 Months    2 1/2 Months       Year
                                         Ended           Ended           Ended           Ended           Ended          Ended
                                     Dec. 31, 1992   Dec. 31, 1993   Dec. 31, 1994   Oct. 16, 1995   Dec. 31, 1995  Dec. 31, 1996
                                     -------------   -------------   -------------   -------------   -------------  -------------
One-third of rent expense                     $355            $386            $492            $699            $183           $942
Interest including amortization of
  deferred financing fees                    5,084           3,381           3,334           6,878           3,867         18,685
                                     --------------  --------------  --------------  --------------  --------------  -------------
Fixed charges                                5,439           3,767           3,826           7,577           4,050         19,627
Income (loss) before income taxes            8,255           5,105           9,983          10,000          (5,170)       (43,311)
                                     --------------  --------------  --------------  --------------  --------------  -------------
Earnings before fixed charges              $13,694          $8,872         $13,809         $17,577         ($1,120)      ($23,684)
                                     ==============  ==============  ==============  ==============  ==============  =============
Earnings to fixed charges ratio               2.52X           2.36X           3.61X           2.32X             --             --
                                     ==============  ==============  ==============  ==============  ==============  =============
Deficiency of earnings to fixed
  charges                                       --              --              --              --         ($5,170)      ($43,311)
                                     ==============  ==============  ==============  ==============  ==============  =============
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